As filed with the Securities and Exchange Commission on December 1, 1999
                                                      Registration No. 333-82721
================================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                        Post-Effective Amendment No. 1
                                      To
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           WORLDQUEST NETWORKS, INC.
                (Name of Small Business Issuer in its Charter)
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
           Delaware                            4813                         75-2838415
  (State or jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification Number)

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                        16990 Dallas Parkway, Suite 220
                              Dallas, Texas 75248
                                (972) 818-0460
                         (Address and telephone number
        of principal executive offices and principal place of business)
                               B.  Michael Adler
                             Chairman of the Board
                        16990 Dallas Parkway, Suite 220
                              Dallas, Texas 75248
                                (972) 818-0460
                      (Name, address and telephone number
                             of agent for service)
                                  Copies to:

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
          Michael D. Parsons, Esq.                     Thomas J. Poletti, Esq.
          Michael A. Watson, Esq.                       Susan B. Kalman, Esq.
        Glast Phillips & Murray, P.C.                       Ted Weitzman, Esq.
         13355 Noel Road, Suite 2200            Freshman, Marantz, Orlanski, Cooper & Klein
            Dallas, Texas 75240                  9100 Wilshire Boulevard, 8th Floor East
           Telephone (972) 419-8300                   Beverly Hills, California 90212
           Facsimile (972) 419-8329                        Telephone (310) 273-1870
                                                           Facsimile (310) 274-8357
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  Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              __________________

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

  This Post-Effective Amendment No. 1 to the Form SB-2 Registration Statement, as amended (file no. 333-82721) (the "Registration Statement") is filed by WorldQuest Networks, Inc. (the "Company") pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended, as an application for withdrawal of the Company's Registration Statement. None of the Company's shares of Common Stock, par value $.01 per share (the "Common Stock"), covered by the Registration Statement have been sold, and no securities will be sold pursuant to the Registration Statement. Due to unfavorable market conditions, the Company has decided that the offering and sale of the Common Stock pursuant to the Registration Statement be terminated and the Registration Statement be withdrawn. Consequently, the Company hereby withdraws from registration, subject to approval by the Securities and Exchange Commission, all of the Common Stock and other securities registered pursuant to the Registration Statement.

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on November 30, 1999.

                                         WORLDQUEST NETWORKS, INC.


                                         By:   /s/ B. Michael Adler
                                           ----------------------------------
                                           B. Michael Adler, Chairman of the
                                           Board and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity indicated on November 30, 1999.

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

  SIGNATURE                         TITLE                             DATE
  ---------                         -----                             ----
/s/ B. Michael Adler          Director and Chief Executive Officer    November 30, 1999
-------------------------     (Principal Executive Officer)
B. Michael Adler


/s/ Michael R. Lanham         Director
-------------------------                                             November 30, 1999
Michael R. Lanham


/s/ Hugh E. Humphrey, Jr.*    Director                                November 30, 1999
-------------------------
Hugh E. Humphrey, Jr.


/s/ E. Denton Jones*          Director                                November 30, 1999
-------------------------
E. Denton Jones


/s/ Mark C. Levy*             Chief Financial Officer (Principal      November 30, 1999
-------------------------     Financial and Accounting Officer)
Mark C. Levy


*By: /s/ Michael R. Lanham
     ---------------------
     Michael R. Lanham
      Attorney-In-Fact


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